The way forward. 3 Q 2 1 P r e s e n t a t i o n 2 9 O C T O B E R 2 0 2 1 This presentation is authorised for release by the Board 29 October 2021

DISCLAIMER This Presentation contains summary information about the current activities of Sezzle as at the date of this Presentation. The information in this Presentation is of a general nature and does not purport to be complete and the information in the Presentation remains subject to change without notice. Also, it is not intended that it be relied upon as advice to investors or potential investors. This Presentation has been prepared without taking into account the objectives, financial situation or needs of any particular investor. Before making an investment decision, prospective investors should consider the appropriateness of the information having regard to their own objectives, financial situation and needs and seek appropriate advice, including financial, legal and taxation advice appropriate to their jurisdiction. The material contained in this Presentation may include information derived from publicly available sources that have not been independently verified. This Presentation is not a disclosure document under Australian law or under any other law. Accordingly, this Presentation is not intended to be relied upon as advice to current shareholders, investors or potential investors and does not take into account the investment objectives, financial situation or needs of any particular shareholder or investor. The information in this presentation includes “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. All statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this presentation, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements. When considering forward-looking statements, you should consider the risk factors described in our Exchange Act filings, including our Form 10-Q filed with the SEC on August 16, 2021 and our Form 10/A filed with the SEC on October 25, 2021. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Nevertheless, and despite the fact that management’s expectations and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, our actual results, performance or achievements are subject to future risks and uncertainties, any of which could materially affect our actual performance. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements to reflect events or circumstances after the date of this presentation. This Presentation has been prepared in good faith, but no representation or warranty, express or implied, is made as to the fairness, accuracy, completeness, correctness, reliability or adequacy of any statements, estimates, opinions or other information, or the reasonableness of any assumption or other statement, contained in the Presentation (any of which may change without notice). All financial figures are expressed in U.S. dollars unless otherwise stated. SE ZZL E INC 3Q21 P RE SE NTAT ION | 2

Building on Our Mission SE ZZL E INC 3Q21 P RE SE NTAT ION | 3 Seamless Integration Partnership Approach Improved Merchant Results Consumer Financial Freedom Mission Driven Budgeting Flexibility 14 July 2021, Sezzle officially became 100% carbon neutral - certified by Climate Neutral

Scaled Platform

US$1.6 billion LTM UMS[1,4]	3.2 million Active Consumers[2,4]	44,400 Active Merchants[3,4]
2.7 million+ Cumulative App Downloads[4]	49x Average Annual Transactions for Top 10% of Consumers[5]	4.9 / 5.0 App Store Rating[6]

[1] UMS defined as total value of sales made by merchants based on the purchase price of each confirmed sale through the Sezzle Platform with LTM representing the Last Twelve Months. [2] Active Consumers is defined as unique end users who have purchased through the Sezzle Platform within the last twelve months. [3] Active Merchants is defined as merchants who have had transactions through the Sezzle Platform in the last twelve months, not subject to a minimum required number of transactions criteria. [4] As of 30-September-2021. [5] Based on UMS over rolling 12-month period ended 30-September-2021. [6] As of 25-October-2021.

SEZZLE INC 3Q21 PRESENTATION | 4

Expanding UMS With New Merchant Partners SE ZZL E INC 3Q21 P RE SE NTAT ION | 5” ““Last year, Sezzle didn’t have any IR200 merchants that were using our core payments product. Now we have five IR200 merchants live, with an encouraging pipeline”. - Veronica Katz, Chief Revenue Officer $28.3 $41.9 $68.8 $105.1 $119.4 $188.0 $228.2 $320.8 $375.1 $411.1 $460.7 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 UMS (US$ in Millions)

3,300 5,000 7,500 10,000 12,700 16,100 20,900 26,700 34,000 40,300 44,400 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Active Merchants SE ZZL E INC 3Q21 P RE SE NTAT ION | 6 Capturing Merchant Growth Through Best-in- Class Service Partnered with over 4,100 brands in 3Q21, expanding Sezzle’s global footprint and vertical reach with partners The Hut Group, Valencia CF, California Pet Pharmacy, and Wakefern Food Continued recognition as the preferred installment solution for merchants2 1 Active Merchants rounded to the nearest hundred. 2 Sezzle achieved the highest-rated placement in the G2 Grid® Report in the Installment Payments category. 1

Recent Partnerships to Accelerate Growth

AllianceData | Bread

- On 25 October 2021, Alliance Data Systems (NYSE: ADS) and Sezzle announced a strategic partnership.
- Alliance Data's Bread business unit will offer its pay-over-time installment loan through Sezzle's merchant network, leveraging Bread's three to 48-month product to issue loans for big ticket items with interest rates as low as 0% for qualifying customers.
- Similar to Sezzle's and Ally's long-term product partnership, Bread will originate and maintain loans on its books.
- Bread is expected to be available to Sezzle merchants in early 2022.

BIGCOMMERCE

- BigCommerce announced Sezzle as a new preferred buy now, pay later partner.
- BigCommerce serves 60,000+ merchants across 150+ countries.
- Natively integrated as a payment gateway in the BigCommerce Control Panel, merchants can enable the Sezzle payment option with a single click to display a Sezzle widget at checkout.
- BigCommerce (Nasdaq: BIGC) is a leading SaaS ecommerce platform that empowers merchants of all sizes to build, innovate and grow their businesses online.

wayflyer | sezzle® capital Powered by Wayflyer

- On 20 July 2021, the Company announced the launch of Sezzle Capital in partnership with Wayflyer.
- Sezzle Capital enables qualified merchants to receive same-day funding of working capital up to US$10 million.
- Qualified merchants can receive non-dilutive funding offers in an hour and receive funds in days.
- No additional credit risk or capital requirements to Sezzle.
- Wayflyer is a leading revenue-based financing and growth platform.

SEZZLE INC 3Q21 PRESENTATION | 7

0.3 0.4 0.6 0.9 1.1 1.5 1.8 2.2 2.6 2.9 3.2 73.8% 77.2% 81.5% 83.7% 85.6% 87.5% 89.0% 89.8% 90.7% 91.6% 92.3% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% - 0.5 1.0 1.5 2.0 2.5 3.0 3.5 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Active Consumers (in Millions) & Repeat Usage1 SE ZZL E INC 3Q21 P RE SE NTAT ION | 8 Growing and Deeply Engaged Consumer Base 1 Repeat usage defined as cumulative orders made by returning end-customers to date relative to total cumulative orders to date. 2 As measured by UMS. The top 10% of Sezzle users2 transacted 49x on average over the trailing 12-month period. Driving consumer engagement this holiday season with weekly campaigns, including… Consumers will make purchases at participating merchants for a chance to win cash prizes. Partnering with charities to help fight homelessness through engagement with participating merchants and consumers.

4.7 7,600 Reviews 4.7 23,700 Reviews 4.7 2,100 Reviews Best Buy-Now-Pay-Later App for Students Top 10 Payment and Card Solution Providers Top Installment Platform 4.9 56,400 Reviews SE ZZL E INC 3Q21 P RE SE NTAT ION | 9 Leading recognition across the industry Key Digital Payments Platform Note: Reviews rounded to the nearest hundred; reviews as of 25 October 2021. Top 10 Financial Services Brands

Tapping into a Global Market SE ZZL E INC 3Q21 P RE SE NTAT ION | 10 Canada (launched Spring 2019) • UMS run-rate now in excess of US$100M annually. • Reached milestone of 3,000 Active Merchants in the region (220.3% YoY increase). • Active Consumers increased 232.2% YoY, reaching 190,000 as of quarter end. • Primary market. • Currently over 90% of activity. United States India (launched July 2020) • UMS increased 38.4% QoQ. • Continue to see favorable adoption trends with Active Merchants and Active Consumers increasing by 37.0% and 55.9% QoQ, respectively. EU (initiated market testing late 2020) • Gaining traction with large enterprise and cross-border opportunities with North America. • Signed The Hut Group, a vertically integrated, digital-first consumer brand group. Brazil (launched April 2021) • In the early stages of market development.

• 3Q21 UMS grew 101.9% YoY, driven by growth in Active Consumers, Active Merchants, and increasing consumer engagement. • Total Income grew 78.9% YoY to US$28.5M compared to US$15.9 million in 3Q20. • Total income as a percentage of UMS decreased 50 bps compared to the previous quarter due to enterprise merchants becoming a larger percent of the Company’s transactions. • Repeat usage1 among Active Consumers increased for the 33rd straight month to 92.3%. • The top 10% of Sezzle users2 remained highly engaged, transacting 49x on average over the trailing twelve-month period. SE ZZL E INC 3Q21 P RE SE NTAT ION | 11 Commentary 1 Repeat usage defined as cumulative orders made by returning end-customers to date relative to total cumulative orders to date. 2 As measured based on UMS. $28.3 $41.9 $68.8 $105.1 $119.4 $188.0 $228.2 $320.8 $375.1 $411.1 $460.7 5.8% 6.2% 6.4% 6.8% 6.8% 6.7% 7.0% 6.9% 7.0% 6.7% 6.2% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 UMS & Total Income as a % of UMS (US$ in Millions) Strong Growth in UMS & Total Income

Transaction Expense – Improving Profile SE ZZL E INC 3Q21 P RE SE NTAT ION | 12 3.9% 2.8% 3.0% 3.2% 2.9% 2.8% 2.7% 2.4% 2.4% 2.3% 2.5% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Transaction Expense as % of UMS • In 3Q21, the YoY shift in consumer installment repayment methods to ACH and greater third-party discounts for higher payment volumes reduced average per- order processing fee costs (~75% of transaction expenses). • The slight increase in transaction expense as a percentage of UMS to 2.5% was driven by a shift to card for all first installment payments including ACH, thus lowering the percentage of transactions via ACH from 2Q21 to 3Q21. Commentary

Delivering on a Lower Provision SE ZZL E INC 3Q21 P RE SE NTAT ION | 13 • Significantly lowered the provision for uncollectible accounts to 2.3%, a 110bps decrease from the prior quarter, reflecting the operational flexibility of the short-term product. • Improved recoveries of previously charged-off receivables. • Several key operational changes were made during the quarter: o Requiring a debit or credit card on file to make the initial installment payment when selecting to pay via ACH, and o Adjusting approval rates upon various components of risk exposure. Commentary 2.6% 2.4% 2.3% 2.8% 2.4% 1.2% 2.0% 3.1% 2.3% 3.4% 2.3% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Provision for Uncollectible Accounts as % of UMS

Declining Cost of Capital SE ZZL E INC 3Q21 P RE SE NTAT ION | 14 • Continuing to improve transaction economics with net interest expense as a percentage of UMS declining for the sixth consecutive quarter. • Key drivers of net interest expense as a percentage of UMS: o Lower borrowing costs, and o Reduced utilization of the credit facility. Commentary 0.75% 0.64% 0.41% 0.52% 0.68% 0.56% 0.50% 0.40% 0.36% 0.30% 0.25% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Net Interest Expense as a % of UMS

Well-Capitalized for the Future SE ZZL E INC 3Q21 P RE SE NTAT ION | 15 • Decrease in total cash of $13.1 million was primarily driven by uses in operating and investing activities, offset by net inflows from financing activities. • On 14 July 2021, Sezzle received a US$30.0 million investment from Discover in exchange for 4,559,270 shares of common stock, providing incremental capital to execute on growth plans alongside the US$250.0 million receivables funding facility. • Merchant Interest Program1 balance as of quarter end was US$78.6 million compared to US$79.0 million at the end of 2Q21. Commentary 1 Sezzle offers its merchants an interest-bearing program in which merchants may defer payment from the Company in exchange for interest. Select Balance Sheet Data Unaudited Unaudited US$000's 30-Jun-2021 30-Sep-2021 Cash and cash equivalents $58,184 $43,967 Restricted cash $1,842 $2,928 Total cash $60,027 $46,895 Drawn on line of credit $21,000 $5,000 Availability on line of credit $56,763 $87,770

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